EXHIBIT 3(a)

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          AMERICAN EXPLORATION COMPANY

             Pursuant to Section 242 of the General Corporation Law
                            of the State of Delaware

                          -----------------------------


                  AMERICAN EXPLORATION COMPANY, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

                  FIRST: The name of the Corporation is American Exploration Company.

                  SECOND: The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article Fourth thereof and substituting therefor the following:

                  "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 50,100,000 shares, of which 100,000 shares, par value $1.00 per share, shall be a class designated "Preferred Stock" and 50,000,000 shares, par value $.05 per share, shall be a class designated "Common Stock." Each outstanding share of Common Stock as of the Effective Date (as hereinafter defined) shall be converted into and reconstituted as one-tenth of a share of Common Stock. No fractional shares shall be issued upon such conversion and reconstitution, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. If a fractional interest in a share of Common Stock would, except for the provisions of the preceding sentence, be deliverable upon such conversion and reconstitution, the Corporation shall pay an amount in cash equal to the fair market value of such fractional interest, as determined by the Corporation's Board of Directors, to each holder of shares of Common Stock to whom such fractional interest would have been deliverable. As used in this Article FOURTH, "Effective Date" shall mean the date on which the Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation is filed with the Secretary of State of the State of Delaware to affect the inclusion of this paragraph."

                  THIRD: That the amendment to the Restated Certificate of Incorporation set forth in this Certificate of Amendment has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by affirmative vote of a majority of the members of the Board of Directors of the Corporation and by the affirmative vote of holders entitled to cast a majority of the votes entitled to be cast by the outstanding shares of the Corporation's Common Stock and the outstanding shares of the Corporation's $450 Cumulative Convertible Preferred Stock, Series C, voting as a single class, and the affirmative vote of a majority of the votes entitled to be cast by the holders of outstanding shares of the Corporation's Common Stock, voting separately as a class.

                  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be executed by John M. Hogan, its Senior Vice President, and by T. Frank Murphy, its Secretary, on behalf of the Corporation as of June 13, 1995.

                                              AMERICAN EXPLORATION COMPANY

                                              By:   /s/ JOHN M. HOGAN
                                                        John M. Hogan
                                                        Senior Vice President
ATTEST:

/s/ T. FRANK MURPHY
    T. Frank Murphy
    Secretary

[Corporate Seal]

                                                                    EXHIBIT 3(a)
                                                                    ------------
                                                                    (continued)
                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          AMERICAN EXPLORATION COMPANY(1)

                  AMERICAN EXPLORATION COMPANY, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies as follows:

                  1. The name of the Corporation is American Exploration Company. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was January 21, 1980.

                  2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the Corporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

                  3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

- ------------
(1) Gives effect to Certificate of Amendment of Restated Certificate of Incorporation dated June 13, 1995.

                  FIRST: The name of the Corporation is:

                         AMERICAN EXPLORATION COMPANY

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, 19801, and the name of its registered agent at that address is The Corporation Trust Company.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 50,100,000 shares, of which 100,000 shares, par value $1.00 per share, shall be a class designated "Preferred Stock" and 50,000,000 shares, par value $.05 per share, shall be a class designated "Common Stock." Each outstanding share of Common Stock as of the Effective Date (as hereinafter defined) shall be converted into and reconstituted as one-tenth of a share of Common Stock. No fractional shares shall be issued upon such conversion and reconstitution, and the number of shares of Common Stock to be issued shall be rounded down to the nearest whole share. If a fractional interest in a share of Common Stock would, except for the provisions of the preceding sentence, be deliverable upon such conversion and reconstitution, the Corporation shall pay an amount in cash equal to the fair market value of such fractional interest, as determined by the Corporation's Board of Directors, to each holder of shares of Common Stock to whom such fractional interest would have been deliverable. As used in this Article FOURTH, "Effective Date" shall mean the date on which the Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation is filed with the Secretary of State of the State of Delaware to affect the inclusion of this paragraph.(2)

                  (1) Shares of Preferred Stock may be issued from time to time in one or more series, each such series to have distinctive serial designations as shall hereafter be determined in the resolution or resolutions providing for the issue of such Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors.

                  (2) Each series of Preferred Stock

                        (a) May have such number of shares;

                        (b) May have such voting powers, full or limited, or may
                  be without voting powers;

                        (c) May be subject to redemption at such time or times
                  and at such prices;

                        (d) May be entitled to receive dividends (which may be
                  cumulative or noncumulative) at such rate or rates, on such conditions, from such date or dates, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

- ------------
(2) This paragraph is restated to reflect an amendment to the Restated Certificate of Incorporation effective June 13, 1995.

                        (e) May have such rights upon the dissolution of, or
                  upon any distribution of the assets of, the Corporation;

                        (f) May be made convertible into, or exchangeable for,
                  shares of any other class or classes (except a class having prior or superior rights and preferences as to dividends or distribution of assets upon liquidation) or of any other series of the same or any other class or classes of stock of the Corporation at such price or prices or at such rates of exchange, and with such adjustments;

                        (g) May be entitled to the benefit of a sinking fund or
                  purchase fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

                        (h) May be entitled to the benefit of conditions and
                  restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional stock (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of any outstanding stock of the Corporation; and

                        (i) May have such other relative, participating,
                  optional or other special rights and qualifications, limitations or restrictions thereof; all as shall be stated in the resolution or resolutions providing for the issue of such Preferred Stock. Except where otherwise set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock, the number of shares comprising such series may be increased or decreased

                  (but not below the number of shares then outstanding) from time to time by like action of the Board of Directors.

                  (3) Except as otherwise provided in any resolution or resolutions of the Board of Directors providing for the issuance of any particular series of Preferred Stock, shares of any series of Preferred Stock which have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of Preferred Stock and to any filing required by law.

                  (4) Except as otherwise specifically required by law or as specifically provided in any resolution or resolutions of the Board of Directors providing for the issuance of Preferred Stock, the exclusive voting power of the Corporation shall be vested in the Common Stock of the Corporation. Each share of Common Stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the Corporation.

                  FIFTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

                        (a) In furtherance and not in limitation of the powers
                  conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered to make, alter, amend, or repeal the By-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation, subject to the power of the stockholders having voting power to alter, amend, or repeal the By-laws of the Corporation made by the Board of Directors.

                        (b) In addition to the powers and authorities herein or
                  by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, and of the Certificate of Incorporation and By-laws of the Corporation.

                  SIXTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, provided that this provision shall not limit the liability of a Director (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
Section 174 of
the Delaware Corporation Law, or (d) for any transaction from which the Director derived an improper personal benefit. This Article does not limit the liability of a Director for any act or omission occurring prior to the date when this Article becomes effective.

                  SEVENTH: Meetings of the stockholders may be held within or without the State of Delaware, as the By-laws of the Corporation may provide. The books and records of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation. The elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                  EIGHTH: The Corporation shall have the right, subject to any express provisions or restrictions contained in the Certificate of Incorporation or By-laws of the Corporation, from time to time to amend the Certificate of Incorporation of the Corporation or any provision thereof in any manner now or hereafter provided by law, and all rights and powers at any time conferred upon the directors or stockholders by the Certificate of Incorporation of the Corporation or any amendment thereof are subject to such right of the Corporation.

                  NINTH: The number of directors of the Corporation shall be specified in the By-laws of the Corporation.

                  4. This Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation to be signed by Mark Andrews, its Chairman of the Board, and attested by Russell P. Pennoyer, its Secretary, this 28th day of February, 1992.

                                        By __________________________________
                                               Mark Andrews
                                               Chairman of the Board
ATTEST:

By _________________________________
         Russell P. Pennoyer
         Secretary